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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Selectica, Inc. 1996 Stock Plan, 1999 Employee Stock Purchase Plan, and 2001 Supplemental Plan of our report dated April 24, 2001, with respect to the consolidated financial statements of Selectica, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young, LLP

San Jose, California
June 27, 2001